UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 17, 2011

Energizer Holdings, Inc.

(Exact name of Registrant as specified in its charter)

MISSOURI	1-15401	43-1863181
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

533 Maryville University Drive

St. Louis, Missouri 63141

(Address of principal executive offices)

Registrant’s telephone number, including area code: (314) 985-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On October 17, 2011, the Nominating and Executive Compensation Committee (the “Committee”) of the Board of Directors of Energizer Holdings, Inc. (the “Company”) met and considered compensation issues with respect to the Company’s executive officers.

(A) At that meeting, the Committee approved the structure of the Company’s 2012 Annual Cash Bonus Program (the “Program”), which is applicable to each of the executive officers of the Company. Because the Program is pursuant to the Executive Officer Bonus Plan (the “Bonus Plan”) approved by shareholders in January of 2011, performance-based awards under the Program will be tax deductible under Section 162(m) of the Internal Revenue Code. The Committee has approved a bonus pool for the Executive Officers equal to 1.5% of operating earnings for fiscal year 2012 (defined as net earnings before taxes, interest expense, and other financing, and not including (i) unusual or non-recurring accounting impacts or changes in accounting standards or treatment, (ii) unusual or non-recurring accounting treatments related to an acquisition by the Company completed during the fiscal year, or (iii) unusual or non-recurring non-cash asset impairment, such as non-cash write-downs of goodwill or trade names) and may exercise its discretion following the end of the fiscal year to reduce awards under that pool in compliance with the following terms of the Program.

The annual bonus is comprised of two components: a Company performance component, based upon targeted earnings per share of the Company (“EPS”), and an individual performance component.

The annual bonus program will offer a potential payout expressed as a percentage of the individual’s bonus target, which is a percentage of the individual’s base salary. The committee has not yet determined the individual bonus target percentages or base salaries for the fiscal year 2012.

The Company performance component of the annual bonus will continue to comprise 70% of the individual’s bonus target, and the individual performance component will comprise 30%. The Company performance component will continue to be paid out only if the threshold EPS goal for fiscal 2012 is achieved. The Committee decided to adopt the threshold EPS equal to the fiscal year 2010 results, or $5.72 per share. The Committee has not yet determined the payout levels at the threshold EPS, or at EPS levels above threshold. The individual performance component offers a payout equal to 200% of the 30% of the individual’s bonus target for a “1” rating, 150% of the 30% for a “2” rating, 110% of the 30% for a “3+” rating, 100% of the 30% for a “3” rating, and 75% of the 30% for a “3-” rating, with no payouts, under either the Company performance component or the individual performance component, for ratings below that level.

The description of the Bonus Plan set forth herein is a summary only and is qualified in its entirety by the full text of the Bonus Plan, a copy of which is listed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

(B) At its October 17, 2011 meeting, the Committee also approved an award pool from which time-based vesting restricted stock equivalent awards will be made after the end of fiscal 2012 to the executive officers under the terms of the Company’s Amended and Restated 2009 Incentive Stock Plan. The pool would be equal to 1.5% of operating earnings for fiscal year 2012 (defined as net earnings before taxes, interest expense, and other financing, and not including (i) unusual or non-recurring accounting impacts or changes in accounting standards or treatment, (ii) unusual or non-recurring accounting treatments related to an acquisition by the Company completed during the fiscal year, or (iii) unusual or non-recurring non-cash asset impairment, such as non-cash write-downs of goodwill or trade names). The Committee may exercise its discretion following the end of the fiscal year to grant awards under the Amended and Restated 2009 Incentive Stock Plan from that pool.

(C) At its October 17, 2011 meeting, the Committee approved new forms of the Performance Restricted Stock Equivalent Award Agreement (the “PRSEA Agreement”) and the Restricted Stock Equivalent Award Agreement (the “RSEA Agreement”) for grants under the Company’s Amended and Restated 2009 Incentive Stock Plan.

The material terms of the PRSEA Agreement are as follows:

1. Award. As of the date of the award, recipients will be credited with restricted Common Stock equivalents (“Equivalents”) which, upon vesting, will convert into shares of Energizer Holdings, Inc. Common Stock which will be issued to the recipients, unless they elected in advance to defer receipt of the award until retirement or other termination of employment.

2. Vesting; Payment. Vesting of the Equivalents is contingent upon achievement of performance targets with respect to compound annual growth in adjusted EPS for the three-year performance period (the “Measurement Period”). Dividends, if any, that would have been paid on the underlying shares that are vesting will be paid on or by the last day of the year when vesting occurs.

3. Acceleration. All unvested Equivalents granted to a recipient will vest upon his or her death or termination of employment by reason of total and permanent disability. Upon a change of control of the Company, if the change occurs within eighteen (18) months following the date of the award, 50% of the Equivalents granted will immediately vest. If the change of control occurs more than eighteen (18) months following the date of the PRSEA Agreement, but before the date that the results of the final year of the Measurement Period are announced, the Equivalents may vest, in whole or in part.

4. Forfeiture. Any portion of the Equivalents that are not vested will be forfeited upon:

a. the recipient’s voluntary or involuntary termination;

b. a determination by the Committee that the recipient engaged in competition with the Company or other conduct contrary to the best interests of the Company in violation of certain covenants in the PRSEA Agreement.

The description of the PRSEA Agreement set forth herein is a summary only and is qualified in its entirety by the full text of the PRSEA Agreement, a copy of which is listed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference herein.

The material terms of the Restricted Stock Equivalent Award Agreement are as follows:

1. Award. As of the date of the award, recipients will be credited with restricted Common Stock equivalents (“Time-Vesting Equivalents”) which, upon vesting, will convert into shares of Energizer Holdings, Inc. Common Stock which will be issued to the recipients, unless they elected in advance to defer receipt of the award until retirement or other termination of employment.

2. Vesting; Payment. Vesting of the Time-Vesting Equivalents will occur on the third anniversary of grant, provided that the recipient remains employed with the Company on that date. Dividends, if any, that would have been paid on the underlying shares will be paid on or by the last day of the year when vesting occurs.

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3. Acceleration. All unvested Time-Vesting Equivalents granted to a recipient will vest upon his or her death or termination of employment by reason of total and permanent disability. Upon a change of control of the Company, all Time-Vesting Equivalents will immediately vest.

4. Forfeiture. Any portion of the Time-Vesting Equivalents that are not vested will be forfeited upon:

a. the recipient’s voluntary or involuntary termination;

b. a determination by the Committee that the recipient engaged in competition with the Company or other conduct contrary to the best interests of the Company in violation of certain covenants in the RSEA Agreement.

The description of the RSEA Agreement set forth herein is a summary only and is qualified in its entirety by the full text of the RSEA Agreement, a copy of which is listed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

See exhibit index.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGIZER HOLDINGS, INC.

By:	/s/ Daniel J. Sescleifer
Daniel J. Sescleifer Executive Vice President and Chief Financial Officer

Dated: October 21, 2011

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended Executive Officer Bonus Plan (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on October 15, 2008).

10.2	Form of Performance Restricted Stock Equivalent Award Agreement

10.3	Form of Restricted Stock Equivalent Award Agreement